INVESTOR DAY | 2022

SPEAKER BIOGRAPHIES

JPMorgan Chase & Co.



Jamie Dimon

Chairman & Chief Executive Officer

Jamie Dimon is Chairman of the Board and Chief Executive Officer of JPMorgan Chase & Co., a global financial services firm with assets of $3.2 trillion and operations worldwide. The firm is a leader in investment banking, financial services for consumers, small business, commercial banking, financial transaction processing and asset management.

Dimon became CEO on January 1, 2006 and one year later also became Chairman of the Board. He was named President and Chief Operating Officer upon the company's merger with Bank One Corporation on July 1, 2004. Dimon joined Bank One as Chairman and CEO in 2000.

Dimon began his career at American Express Company. Next, he served as Chief Financial Officer and then President at Commercial Credit, which made numerous acquisitions and divestitures, including acquiring Primerica Corporation in 1987 and The Travelers Corporation in 1993. Dimon served as President and Chief Operating Officer of Travelers from 1990 through 1998 while concurrently serving as Chief Operating Officer of its Smith Barney Inc. subsidiary before becoming co-Chairman and Co-CEO of the combined brokerage following the 1997 merger of Smith Barney and Salomon Brothers. In 1998, Dimon was named President of Citigroup Inc., the global financial services company formed by the combination of Travelers Group and Citicorp.

Dimon earned his bachelor's degree from Tufts University and holds an MBA from Harvard Business School. He serves on the boards of directors of a number of non-profit institutions including the Business Roundtable, Bank Policy Institute and Harvard Business School. Additionally, he serves on the executive committee of the Business Council and the Partnership for New York City, and is a member of the Financial Services Forum and Council on Foreign Relations.



Jeremy Barnum

Chief Financial Officer

Jeremy Barnum is the Chief Financial Officer of JPMorgan Chase & Co. and a member of the firm's Operating Committee.

As CFO, Jeremy is responsible for Global Finance and Business Management, the Chief Administrative Office, the Treasury/Chief Investment Office, Control Management, Business Resiliency, and Corporate Strategy.

Since joining the firm in 1994, Jeremy has held a number of leadership roles including head of Global Research for J.P. Morgan's Corporate & Investment Bank (CIB), and Chief Financial Officer and Chief of Staff for the Corporate & Investment Bank from 2013 to 2021.

Jeremy graduated from Harvard College with a degree in Chemistry. He lives in New York and is married with two daughters.



Lori Beer

Global Chief Information Officer

Lori Beer is the Global Chief Information Officer (CIO) of JPMorgan Chase & Co. and a member of the company's Operating Committee, responsible for the firm's technology systems and infrastructure worldwide. Beer manages a budget of more than $12 billion and over 53,000 technologists supporting JPMorgan Chase's retail, wholesale and asset and wealth management businesses. She also serves as the co-sponsor of the firm's Access Ability Business Resource Group.

Beer joined the firm in 2014 and was most recently the Chief Information Officer for the Corporate & Investment Bank (CIB). Prior to joining the firm, she was Executive Vice President of Specialty Businesses and Information Technology for WellPoint, Inc., responsible for a $10 billion business unit which included WellPoint's Specialty Products.

Beer is a member of the Teach for America New York Advisory Board. She's also a member of the University of Cincinnati's Lindner College of Business Advisory Council and the University of Cincinnati Foundation Board of Trustees. She has endowed scholarships at the University of Cincinnati and University of Dayton to help increase diversity in STEM careers.

Beer has been named among the Most Influential Women in US Finance by Barron's, the Most Powerful Women in Banking by American Banker and a Merit Award recipient by the Women's Bond Club. Beer has also been recognized as a Computerworld Premier 100 IT Leader and National Association for Female Executives Women of Excellence Health Care Champion.

Beer holds a Bachelor of Science degree in Computer Science from the University of Dayton.



Jennifer Piepszak

Co-CEO of Consumer & Community Banking

Jennifer Piepszak is the Co-CEO of Consumer & Community Banking (CCB) and a member of the JPMorgan Chase Operating Committee. She is jointly responsible for all of CCB, a business that serves more than 66 million households including 5 million small businesses in the United States. On a day-to-day basis, Piepszak leads Consumer and Business Banking, as well as Wealth Management.

Piepszak has been with JPMorgan Chase for 28 years. Since May 2019, she was Chief Financial Officer of the firm, responsible for Finance and Business Management, the Chief Investment Office and the Chief Administrative Office. Prior to being CFO, Piepszak spent seven years in CCB, serving as CEO of Card Services, CEO of Business Banking and CFO for Mortgage Banking.

During her first 17 years at the firm, Piepszak held progressively responsible roles in the Corporate & Investment Bank serving as Controller for Global Equities and Prime Services, CFO and Controller for the Proprietary Positioning Business and Principal Investments Management, and CFO for the Investment Bank Credit Portfolio as well as several Fixed Income markets businesses.

Piepszak holds a Bachelor of Science degree from Fairfield University and is on the board of directors for the United Way of New York City and the American Bankers Association. She and her husband have three children and live in New Jersey.



Marianne Lake

Co-CEO of Consumer & Community Banking

Marianne Lake is Co-CEO of Consumer & Community Banking (CCB) and a member of the JPMorgan Chase Operating Committee. She is jointly responsible for all of CCB, a business that serves more than 66 million households including 5 million small businesses in the United States.

On a day-to-day basis, Lake leads Payments, Lending and Commerce, including three industry-leading lending businesses: Card Services, Home Lending and Auto Finance.

Lake has been with firm for 20 years and was previously the Chief Executive Officer of Consumer Lending from 2019 to April, 2021. Prior to this, she was Chief Financial Officer for the firm from 2013 to 2019. As CFO, she was responsible for Finance and Business Management, Investor Relations, Chief Investment Office, Chief Data Office and the Chief Administrative Office.

During her first 12 years at the firm, Lake held roles in the finance organization including Chief Financial Officer of Consumer & Community Banking from 2009 to 2012, and Global Controller for the Investment Bank from 2007 to 2009. She also managed global financial infrastructure and control programs as part of the Corporate Finance group from 2004 to 2007.

Prior to this, she worked at both Chase and J.P. Morgan in London. At Chase, she was the Senior Financial Officer in the United Kingdom, and at J.P. Morgan, she was the Chief Financial Officer for the Credit Trading business. Lake started her career as a chartered accountant at PricewaterhouseCoopers in their London and Sydney offices.

Lake is the co-founder of the Women on the Move initiative and the Operating Committee sponsor of the Women on the Move Interactive Network, the largest employee Business Resource Group at the company. She has a Bachelor of Science in Physics from Reading University in the United Kingdom.



Sanoke Viswanathan

Chief Executive Officer of the International Consumer Growth Initiatives

Sanoke Viswanathan is Chief Executive Officer of the International Consumer Growth Initiatives of JPMorgan Chase, and member of the firm's Operating Committee.

Previously, Viswanathan was Chief Administrative Officer of the Corporate and Investment Bank, overseeing Technology, Operations, Data and Analytics, Artificial Intelligence Research and Emerging Technologies. He started his career in JPMorgan Chase in 2010 as head of Corporate Strategy.

Prior to joining JPMorgan Chase, Viswanathan was a partner at McKinsey & Co, and co-head of their global corporate and investment banking practice. He served financial institutions in Asia, Europe and North America on strategy, organization and risk management topics.

Viswanathan holds an MBA from the Indian Institute of Management, Ahmedabad, and a Bachelors in Mechanical Engineering from the Indian Institute of Technology, Chennai.



Daniel Pinto

President & Chief Operating Officer of JPMorgan Chase & Co. and Chief Executive Officer of the Corporate & Investment Bank

Daniel Pinto is President and Chief Operating Officer of JPMorgan Chase, a leading global financial services firm, and a member of its Operating Committee. He is also CEO of its Corporate & Investment Bank, an industry leader in investment banking, trading markets and investor services.

Daniel has spent his career at JPMorgan Chase and its predecessor companies. He began as a financial analyst and foreign exchange trader at Manufacturers Hanover in 1983 in Buenos Aires. In 1992, he was appointed head of Sales for Chemical Bank, responsible for clients in Argentina, Uruguay and Paraguay. Shortly after, he became head trader and Treasurer of Chemical Bank in Mexico. Daniel moved to London in 1996 to oversee local markets in Eastern Europe, the Middle East, Africa and Asia for Chase Manhattan, later taking charge of the markets side of the firm's emerging-market business.

In early 2006, Daniel was made global head of Emerging Markets. He was given added responsibility for the Global Credit Trading & Syndicate business in early 2008. In 2009, he was made co-head of Global Fixed Income for the Investment Bank before becoming sole head of the group in 2012. He was also made co-CEO of the Corporate & Investment Bank in 2012, and became sole CEO in 2014. In January 2018, he was named Co-President and Chief Operating Officer of JPMorgan Chase, to work closely with the CEO and the Board to identify and pursue critical firmwide opportunities.

Daniel holds a bachelor's degree in Public Accounting and Business Administration from Universidad Nacional de Lomas de Zamora in Buenos Aires. He is a member of the Board of Directors of the Institute of International Finance.



Marc Badrichani

Head of Global Sales & Research

Marc Badrichani is head of Global Sales & Research for J.P. Morgan's Corporate & Investment Bank (CIB) and a member of the JPMorgan Chase Operating Committee. Marc is responsible for managing client strategy, relationships and distribution across Markets and Securities Services, as well as overseeing the firm's award-winning research offering. Marc's public- and private-side teams serve corporates, institutional investors and governments.

In addition to his line of business responsibilities, Marc is a central player in J.P. Morgan's business optimization initiatives and has overseen the CIB's implementation of many of the post-crisis regulations. He is a member of the Board of Directors for the International Swaps and Derivatives Association (ISDA).

Marc is an active supporter of the firm's diversity efforts, sitting on the JPMC Diversity Advisory Council and serving as Executive Sponsor of the CIB Black Leadership Forum and the CIB Women on the Move Vice President Network.

Marc joined J.P. Morgan in October 2005 from Deutsche Bank where he managed the group that developed cross-asset solutions for clients in EMEA. Since joining the firm, he has held a number of senior leadership roles including, head of Distribution for Northern Europe, head of Americas Equities and head of Global Cash Equities. Most recently, he was head of Americas Sales & Marketing for the CIB.

Marc graduated from Ecole des Mines de Paris (France) in 1992.



Troy Rohrbaugh

Head of Global Markets

Troy Rohrbaugh is the head of Global Markets for J.P. Morgan, the industry's largest trading franchise, and a leader in both Equities and Fixed Income. He is a member of the firm's Operating Committee and CIB Management Team.

Prior to his current role, Troy was the head of Macro Markets, which includes the Rates, Foreign Exchange, Emerging Markets and Commodities businesses.

Troy has worked in the financial industry for more than 25 years and has managed businesses in New York, London and Asia. During his career, he has taken active roles in key industry organizations, including as the Chair of the New York Federal Reserve Foreign Exchange Committee. He has also served as the chair of the Global Financial Markets Association's (GFMA) Foreign Exchange Group and as a member of the Bank of England's Joint Standing Committee.

Troy joined J.P. Morgan in 2005 as a managing director and global head of Foreign Exchange Derivatives. He began his career on the Philadelphia Stock Exchange, trading options for CooperNeff, a specialist firm acquired by Banque Nationale in 1995. He led Banque Nationale's Asia Foreign Exchange Options business before joining Goldman Sachs, where he managed the North American Foreign Exchange Options business.

Troy graduated from Johns Hopkins University in 1992 with a B.A. in Political Science. He is a member of the Johns Hopkins University Krieger School of Arts and Sciences Advisory Board, a member of the Board of Trustees of the Gilman School and a Founding member and Advisory Board member of The Frannie Foundation. Troy lives in New York with his wife and their two sons.



Takis Georgakopoulos

Global Head of Payments

Takis Georgakopoulos is global head of Payments for J.P. Morgan's Corporate & Investment Bank (CIB) and a member of the firm's Operating Committee. Payments is a business that combines cash management, payment solutions and merchant services to corporate clients, financial institutions and governments. In this role, he oversees the Product, Client Service & Implementations and Sales teams globally.

Prior to this role, from 2013 to 2017, he served as the head of Strategy and Chief of Staff for the Corporate & Investment Bank, developing and executing the firm's strategic initiatives. Before that, Takis spent four years in London building J.P. Morgan's Global Corporate Bank, first as Chief Financial Officer and then as global head of Coverage for Multinational clients. Takis first joined J.P. Morgan in 2007 as head of Corporate Strategy. In that role, he worked on a broad range of strategy issues for the firm's Operating Committee.

Before J.P. Morgan, Takis was a partner at McKinsey & Company in New York, where he advised major banks and Asset Managers, and helped lead McKinsey's Asset Management practice.

Takis has a Ph.D. in Mathematical Economics, an MA in Mathematics of Finance and an undergraduate degree in Computer Science, studying in Greece and at Columbia University in the U.S. He sits on the boards of the Neuroscience Institute, the Program for Financial Studies of the Business School and the Graduate School of Arts and Science all at Columbia University.



Doug Petno

Chief Executive Officer of Commercial Banking

Doug Petno is the Chief Executive Officer of Commercial Banking (CB), one of the firm's four lines of business. He reports to Jamie Dimon, Chairman and CEO, and is a member of the firm's Operating Committee.

CB has more than 12,000 professionals located in 140 locations across the U.S. and 30 major international cities. CB delivers industry leading capabilities and comprehensive financial solutions, including investment banking, treasury services, merchant services, and commercial lending. The business serves more than 18,000 clients, including mid-sized businesses and corporations, government entities and not-for-profit organizations and more than 33,000 real estate investors/ owners.

Petno has more than 30 years of experience at the firm. Prior to his current role, Doug was Global Head of J.P. Morgan's Natural Resources Investment Banking Group. He joined Commercial Banking in 2010 as Chief Operating Officer and then became the Chief Executive Officer in 2012.

Petno is a member of The Nature Conservancy Global Board of Directors and is Chairman of Naturevest, an initiative to advance impact investing in conservation. He received an A.B. degree in Biology from Wabash College and holds a Master of Business Administration from the University of Rochester's Simon School of Business.



Mary Callahan Erdoes

Chief Executive Officer of Asset & Wealth Management

Mary Callahan Erdoes is Chief Executive Officer of JPMorgan Chase's Asset & Wealth Management line of business - one of the largest and most respected investment managers and private banks in the world, with $4 trillion in client assets and a 200-year-old legacy as a trusted fiduciary to corporations, governments, institutions and individuals. Since joining the firm 25 years ago, Erdoes has held senior roles across Asset & Wealth Management before becoming its CEO in 2009 and joining the JPMorgan Chase Operating Committee, the firm's most senior management team.

Erdoes serves on the board of the Robin Hood Foundation of New York City. She is also a board member of Georgetown University, where she earned her Mathematics undergraduate degree, and serves on the Global Advisory Council of Harvard University, where she received her MBA.

Erdoes and her husband, Philip, reside in New York City and have three daughters.